THIS AGREEMENT is made effective this 17th of March, 2006.

BETWEEN:

865144 Alberta Ltd.
(hereinafter called the "VENDOR")
(GST Number 86251 6796 RT001)

- and -

FIC Investments USA Corp
(hereinafter called "Purchaser")

AGREEMENT FOR SALE
WILLOW PARK

Lot 5

1. VENDOR agrees to sell and Purchaser agrees to buy on the terms herein, all of the right, title and interest of VENDOR in Lot 5, Block 5, Plan 052-4555 in the subdivision known to the parties as WILLOW PARK as shown outlined on the Plan annexed hereto as Schedule "A" except mines and minerals and the exceptions, restrictions and reservations in the existing Certificate of Title. Lot shall mean Lots, if more than one is sold herein.

2. The aggregate Purchase Price shall be $68,500.00 in lawful money of Canada, together with interest as hereinafter described, and applicable G.S.T., payable as follows:

2.1	$ 1,000.00	deposit received (transfer from lot hold)
2.2	$67,500.00	being the balance of the Purchase Price which, together with any interest thereon, on the earlier of first construction mortgage draw, or March 31, 2006 (the "Payout Date").
2.3	$ 4,795.00	G.S.T.
	$73,295.00	**TOTAL**

3. Upon due execution hereof, this Agreement shall form an agreement for the purchase and sale of the lands described in Schedule A.

4. All payments under Article 2 shall be by cash, certified cheque or Solicitor's trust cheque made payable to Combe & Kent, Solicitors for VENDOR herein (until changed by written notice) and shall be deemed to be received when delivered to any adult at 800 Melton Building, 10310 Jasper Avenue, Edmonton, Alberta (until changed by written notice), during regular business hours.

5. If Purchaser defaults in the performance of any covenant herein which involves, directly or indirectly, a financial obligation of Purchaser, then in addition to any other remedy available, VENDOR may, at its sole option, elect to permit Purchaser to remedy the default and the unpaid defaulted balance owing from and after the date of default shall bear interest at the Canadian Western Bank's Prime Rate plus 8% per annum calculated and compounded monthly, on the first day of each month thereafter until paid in full.

Combe & Kent
Barristers & Solicitors

6. Upon receipt of the unpaid balance by the Solicitors for VENDOR, VENDOR shall transfer title to the Lot to Purchaser free and clear of all encumbrances except:

6.1 A Caveat registered by VENDOR as unpaid vendor if an unpaid balance remains or the Purchaser has not complied with the Architectural Guidelines; and
6.2 Any existing P.U.B. Orders, utility rights-of-way and easements; and
6.3 Subject to Article 7 hereof, a Town of Stony Plain Caveat in respect of VENDOR's development obligations; and
6.4 Any encumbrances registered by Purchaser.

7. The Town of Stony Plain Caveat (to be filed) referred to in Article 6.3 is not capable of removal until Final Acceptance Certificates are granted by the Town of Stony Plain to VENDOR. VENDOR will cooperate with Purchaser, at their request, in their efforts to obtain a Postponement to any bonafide mortgage financing.

8. VENDOR will not pay any sales commission or fees for the sale of the Lots.

9. Purchaser shall have immediate possession of the Lot as tenants-at-will (the tenancy being terminable in the event of any Purchaser's breach hereof upon 2 days written notice) until payment of the unpaid balance and shall not permit any encumbrance or lien to attach to any of the Lots or any surrounding lands (and if any such encumbrance or lien shall attach, Purchaser shall forthwith at their own expense, cause the removal thereof). Subject to the provisions hereof and entirely at their own risk, Purchaser shall be entitled to commence construction forthwith. Purchaser hereby grants to Vendor, for a period of 1 year following payment of the entire unpaid balance, access to the Lot for the limited purpose of constructing any fencing or entrance feature treatment planned by Vendor.

10. All adjustments shall be as of the date of this Agreement. The Transfer and Discharges of non-permitted encumbrances shall be prepared and delivered at the expense of VENDOR and the cost of discharging of VENDOR's Caveat and all other costs of registration (except the cost of Discharges of the non-permitted encumbrances which shall be VENDOR's cost) shall be borne by Purchaser.

11. The terms and conditions herein shall not merge upon the execution and delivery or registration of a Transfer for the Lot.

12. Purchaser hereby indemnifies VENDOR from all costs incidental to the repair and replacement of sidewalks, curbs, and other surface and subsurface utilities and improvements on or abutting the Lots, arising from or necessitated by the negligence of any person or entity (other than VENDOR or its agents or employees) except repair or damage of which Purchaser has notified VENDOR in writing prior to the commencement of any construction on any of the Lots or the taking of possession by Purchaser. Costs shall include any amounts payable under Schedule B hereto. VENDOR shall deduct the costs from the funds deposited by Purchaser pursuant to Article 14 hereof and if those funds are insufficient to pay the full amount of the costs, Purchaser shall pay the deficiency forthwith upon demand, together with default interest from and including the date of demand.

13. Purchaser shall not construct anything on the Lot otherwise than in accordance with Plans approved by Vendor's Guideline Consultants. Purchaser undertakes to submit to the Guidelines' Consultant by notice, timeously, an Application for House Plan Approval including all such information required by the Guideline Consultants. Purchaser agrees not to commence construction on the Lot until a House Plan is approved by the Guidelines' Consultant. Purchaser shall pay for any breach hereof to VENDOR forthwith upon demand the sum of $ 5,000.00 as pre-determined liquidated damages and not as a penalty. These liquidated damages and

the recovery of judgment therefor and payment thereof either before or after judgment and acceptance of such payment (or any of them) by VENDOR shall not operate as a waiver of any right of VENDOR, nor preclude VENDOR from applying for any appropriate order from the Court to enforce the provisions contained herein. VENDOR shall deduct the damages from the funds deposited by Purchaser to VENDOR hereunder, provided that if those funds are insufficient, Purchaser shall pay the deficiency forthwith upon demand, together with default interest from and including the date of demand.

14. It is a condition precedent to the efficacy of this Agreement that Purchaser shall post and maintain with VENDOR a deposit of $ 3,000.00 as security for its obligations in Articles 12 and 13. The security deposit may be provided to VENDOR by way of letter of credit (in a form satisfactory to VENDOR Edmonton Manager). The cash or letter of credit shall be returned to Purchaser less any sums deducted therefrom to defray costs incurred by VENDOR pursuant to the provisions of Articles 12 and 13 & Schedule B upon completion to the satisfaction of VENDOR Edmonton Manager of a single family residential dwelling on the Lot. VENDOR shall be entitled to set-off against the said sum, any amounts herein payable to VENDOR and Purchaser shall maintain the deposit at $ 3,000.00 at all times. VENDOR shall give Purchaser notice of any default hereunder and if Purchaser does not remedy the default within 5 days, VENDOR shall be entitled to all remedies available hereunder. In the event the Purchaser has not applied for and obtained the release of the $3,000.00 security deposit within two years of Architectural Approval of his house plans, the deposit will be forfeited to the Vendor, regardless of whether the home complies with the guidelines or not.

15. VENDOR's Engineers, until changed by notice in writing, shall be Durrance Projects Ltd., Ste #105, 10525 – 170th Street, Edmonton, Alberta T5P 4W2.

VENDOR's Guidelines' Consultant, until changed by notice in writing, shall be Windward Landtec Inc. attention Ray Jacobson, 12128-121A Street, Edmonton T5L 0A4.

16. Upon approval of Purchaser's House Plan by VENDOR, Purchaser covenants to proceed with construction of the house as soon as possible.

17. Purchaser shall have no claim against VENDOR where other dwellings on surrounding lands are not constructed in accordance with the Guidelines. Compliance herewith by Purchaser does not necessarily satisfy all requirements of the Town of Stony Plain and Purchaser is responsible for such additional requirements. VENDORS Edmonton Manager acting reasonably, may amend the Guidelines and such amendments shall be effective upon written notice disclosing same to Purchaser.

18. If Purchaser shall default in the due observance of any covenant herein prior to the title to the Lot being transferred to Purchaser, then in addition to any other remedy which VENDOR may have, VENDOR may (with not less than 30 days written notice) terminate this Agreement if such default is not remedied prior to the date of termination in the written notice.

19. No assignment hereof, except as permitted by Addendum hereto, shall be valid unless it is for the entire interest and is approved in writing by VENDOR (such approval may be unreasonably withheld). No agreement or relationship between Purchaser and any assignee or any other person or entity acquiring title or interest through Purchaser shall preclude VENDOR from the right to transfer the Lot to Purchaser unless such assignment is approved by VENDOR. This provision shall not in any way be changed by VENDOR receiving payment of any portion of the Purchase Price from any assignee or other person or entity.

20. An assignment hereof, whether approved by VENDOR or not, shall not operate to release Purchaser from any payment of principal or interest due hereunder or any of the covenants, conditions and obligations

herein contained and Purchaser indemnifies VENDOR from any loss whatsoever which VENDOR may suffer by reason of the within Agreement.

21. The failure of VENDOR to enforce the strict performance of any condition herein contained shall not, of itself, constitute a waiver of or abrogate such condition nor shall any waiver of any condition be a waiver of any subsequent breach of the same, or any other condition.

22. Purchaser has been informed by VENDOR that certain lots within the subdivision of which the Lot forms a part are on "fill" and may require added caution in foundation design and construction or removal of trees and/or excess soil and Purchaser hereby agrees that VENDOR shall have no responsibility or liability arising from or in respect of any settlement which may occur on the Lots, or removal of trees and/or excess soil and Purchaser hereby indemnifies VENDOR in respect of any claim, direct or indirect, in this regard. Purchaser acknowledges that the Lot may require special engineering to achieve proper servicing and undertake to contact VENDOR's Engineers in this regard and to be responsible for the cost of any such special engineering.

23. Purchaser agrees to keep the Lot free of weeds and sidewalks fronting or flanking the lot free of snow and ice, and further acknowledge that if they breach this covenant and title to the Lot shall be made subject to payment of a weed or snow and ice control notice filed by the Town of Stony Plain, they shall forthwith remove the weeds and/or snow and ice and do all such acts and pay all such costs reasonably necessary in removing the weed control or snow removal notice from the title to the Lots. In the event Purchaser does not take proper steps to remove any weed control or snow removal notice and do not keep the Lot free of weeds and snow and ice, Purchaser grants to VENDOR the right to do so and hereby indemnifies VENDOR against all costs incurred in so doing.

24. All schedules are hereby incorporated in and form part of this Agreement.

25. All sums expended by VENDOR pursuant to Articles 12, 13 and 14 and Schedule B give rise to a vendor's lien and the terms of Articles 12 and 13 constitute an interest in and run with the Lots and are binding upon Purchaser (their successors and assigns). VENDOR shall be entitled to encumber the Lot to ensure compliance therewith and protect their unpaid vendor's lien.

26. This Agreement shall be read with such changes in gender and tense as shall be necessary in the context and, subject to Article 20, this Agreement shall enure to and be binding upon the successors and assigns of the parties.

27. Time shall be of the essence in this Agreement.

28. Purchaser covenants that the Lots and any dwelling constructed (or to be constructed thereon) shall not be maintained, furnished nor available for viewing by the general public as a show home, open house or sales outlet without the prior written consent of VENDOR.

29. In the event that the Court finds that any term of this Agreement is void for uncertainty or otherwise unenforceable, that term shall be severed and the remainder of this Agreement shall survive intact.

30. Purchaser shall make inquiries with the Town of Stony Plain, VENDOR's Engineers, VENDOR's Guidelines' Consultant and any other interested authority and shall take all steps necessary to obtain and comply with all relevant permits and bylaws and other regulations. VENDOR makes no representations other than those herein, any previous verbal or written agreements are hereby cancelled and Purchaser acknowledges that they are not relying on any representations in the purchase of the Lot except as are contained herein.

31. In the event of failure by Purchaser to pay the whole balance of the Purchase Price (including interest) or to pay any demand under this Agreement, timeously, then this Agreement shall (at VENDOR's sole discretion) be null and void and the amounts paid under Article 2 hereof shall be absolutely forfeited as liquidated damages (not as a penalty), the parties agreeing that the said amounts are a genuine pre-estimate of damages, PROVIDED that nothing herein shall preclude VENDOR from taking any and all other remedies available at law.

32. Any notice required or permitted to be given shall be sufficiently given to the other party when delivered to any adult person during regular business hours at the address as follows:

32.1 VENDOR, Suite 800 10310 Jasper Avenue, Edmonton, Alberta, T5J 2W4

PURCHASER, 2906 West Broadway, Vancouver, BC V6K 2G8

33. This agreement is conditional upon the following;

A) ______________________________

IN WITNESS WHEREOF this Agreement is executed effective on the date indicated at the top of Page 1 hereof.

FIC Investment USA Corp

Per: ______________________________

865144 ALBERTA LTD.

Per: ______________________________

865144 ALBERTA LTD Corporate Seal

Purchaser's proper names must be inserted above and on Page 1 and Purchaser's addresses must be inserted in the blank in Article 32.1. Failure to provide proper name and address(s) may, at the Vendor's option, result in the Agreement being declared void.

SCHEDULE A

Being a reduced version of the subdivision plan showing the Lots and Blocks with the "Lots" outlined and described.

- attached hereto.

Lot Areas			
Lot	Block	Sq. M.	Sq. Ft.
48	1	486.4	5235
49	-	486.4	5235
50	-	533.0	5737
52	4	702.0	7556
53	-	640.0	6889
54	-	730.0	7858
55	-	621.3	6687
56	-	807.2	8688
57	-	1229.3	13232
58	-	1236.8	13312
59	-	1233.0	13272
60	-	798.0	8590
61	-	643.7	6929
62	-	752.4	8098
63	-	602.7	6487
64	-	733.3	7893
65	-	593.7	6390
66	-	614.7	6616
67	-	488.3	5256
68	-	465.5	5011
69	-	512.5	5517
70	-	508.3	5471
71	-	601.1	6470
72	-	1070.2	11519
73	-	746.9	8040
74	-	925.3	9959
75	-	873.8	9406
76	-	489.4	5268
77	-	563.6	6066
78	-	513.0	5522
79	-	513.0	5522
80	-	442.7	4765
81	-	465.5	5011
82	-	515.7	5551
83	-	542.2	5836
84	-	642.1	6912
1	5	589.4	6344
2	-	562.3	6052
3	-	558.8	6015
4	-	541.3	5826
5	-	531.8	5724
6	-	579.3	6235



LOT 1
BLOCK 1
DESCR. PLAN 002 0171
FRAC. S.W.1/4 SEC.25-TWP.52-RGE.28-W.4th MER.
BLOCK 4
BLOCK 5
BLOCK 1
ROAD
LOT 47 MR
LOT 51 MR
0.25 ha.
R/W PLAN 012 3950
PLAN 022 6950
PLAN 032 5033
PLAN 042 5148

865144 ALBERTA LTD.

NOTES:
ALL DISTANCES ARE SHOWN IN METRES AND DECIMALS THEREOF.
AREA AFFECTED BY REGISTRATION OF THIS PLAN SHOWN THUS —
AND CONTAINS : 4.09 Ha.

3	APRIL 7, 2005	ADDED LOT AREAS	WH
2	APRIL 4, 2005	REVISED PUL TO MR LOTS	HT
1	MAR. 21, 2005	COMPLETE REVISION	E.P.
0	FEB. 10, 2005	ORIGINAL PLAN DRAWN	E.P.
REVISION No.	DATE	DESCRIPTION	BY

WILLOW PARK
STAGE-7
TENTATIVE PLAN

SHOWING SUBDIVISION OF
PART OF
FRAC. S.W.1/4 SEC.25-TWP.52-RGE.28-W.4th
ALL WITHIN THE
FRAC. S.W.1/4 SEC.25-TWP.52-RGE.28-W.4th
STONY PLAIN - ALBERTA

2005

LAWRENCE M. PALS, A.L.S.

0 15 30 45 60 75 150

PALS SURVEYS AND ASSOCIATES LTD.
10704-176th STREET, EDMONTON , ALBERTA
PHONE: 455-3177

FILE NO. 8605T | SCALE: 1:1500

Schedule 'A'

SCHEDULE B

CONSTRUCTION CRITERIA ENFORCEMENT POLICY

Purchaser is referred to the detailed Architectural and Development Guidelines available from VENDOR's Guidelines' Consultant. The following summary is for the guidance only of Purchaser who shall:

B.1 in the construction of a single detached dwelling ("the Dwelling") on each Lot, be bound by the Guidelines which Purchaser hereby acknowledges having read and understood;

B.2 prior to construction commencement, submit to VENDOR's Guidelines' Consultant, as part of the House Plan Approval package, a Plot Plan prepared by an ALS showing the proposed grading of the Lot which must comply with the Engineer-approved-overall -subdivision-grading-plan (the approved-plan);

B.3 grade in a workmanlike manner the Lot and those portions of the Lot abutting streets, lanes, walkways and other lands (subject to easements for drainage and walkway purposes) at a slope in compliance with the approved-plan and construct and maintain drainage swales. Following completion of such grading, to provide to VENDOR's Guidelines' Consultant a certificate by an ALS that the completed grading conforms to the approved-plan. Purchaser shall, in the event of default hereunder pay VENDOR (within 5 days of receipt of an invoice), the cost of all such grading which VENDOR performs on behalf of Purchaser (or for the construction of a retaining wall which VENDOR may construct in lieu thereof) plus the cost of any other action taken by VENDOR in its absolute discretion to remedy any non-compliance with the approved-plan;

B.4 not erect a dwelling house on any Lot unless such dwelling house is constructed in strict conformity with the Guidelines, plans of elevation, finished grades (front yard driveways to be considered part of the finished grade) drainage pattern and swales and footing elevations as submitted by Purchaser for review, revised if necessary, and approved in writing by VENDOR's Guidelines' Consultant;

B.5 be responsible and pay for all damages to services in the subdivision as a result of Purchaser's construction operation on each Lot or adjacent lands and remove any debris or dirt entering into the sanitary or storm sewer system and pay for all damage arising from any cause whatsoever (save and except only the negligence of VENDOR, its agents or employees), to the sanitary or storm sewer systems, curbs, gutters or sidewalks, road base or pavement, repairs and/or replacement of any damaged water lines and/or valves, fire hydrants, damage to sewers, lights or other underground services, damage to transformers, fences, replacement of survey stakes or bars, removal of dirt and debris on roads and all other appurtenances (Purchaser acknowledges that all such damages must be repaired by VENDOR's contractors and undertake not to attempt any such repairs). Purchaser further agrees to pay VENDOR such amount as may be payable hereunder within 5 days of receipt of a written demand therefor;

B.6 submit for approval to VENDOR's Guidelines' Consultant a proper Application under Article 14 for each Lot and to complete construction only in accordance with the approved House Plan. In the event of default by Purchaser, Purchaser shall pay VENDOR on receipt of an invoice, the cost of any action taken by VENDOR to remedy any non-compliance with such agreement for completion of construction and which construction, finishing work, landscaping or action shall be done or taken in exercise of VENDOR's reasonable discretion in order to comply with the plans of elevation, exterior finish and colours and finished grades approved by VENDOR or to satisfy any other obligations binding Purchaser; and

B.7 the entirety of this Schedule B is incorporated into and forms an integral part of Article 14.

DATE:

BETWEEN:

865144 ALBERTA LTD. (VENDOR)

-and-

FIC Investment USA Corp. (PURCHASER)

==

AGREEMENT FOR SALE

==

COMBE & KENT
BARRISTERS AND SOLICITORS
800 MELTON BUILDING
10310 JASPER AVENUE
EDMONTON, ALBERTA
T5J 2W5

Combe & Kent
Barristers & Solicitors